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                                                                    EXHIBIT 23.8

                                    CONSENT

    I hereby consent to the references to me in the Schedule 14A of Champion Healthcare Corporation ("Champion") and in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of Paracelsus Healthcare Corporation ("Paracelsus") relating to the merger of Champion with and into PC Merger Sub, a wholly owned subsidiary of Paracelsus, including without limitation under the Captions Management, Summary and Security Ownership of Management and Certain Beneficial Owners.

                                                   /s/ Angelo R. Mozilo
                                          --------------------------------------
                                                     Angelo R. Mozilo

Date: July 19, 1996